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                                                                    Exhibit 3.10


                                B Y  -  L A W S
                                      OF
                              NVR FOX RIDGE, INC.

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                              ARTICLE I - OFFICES


     SECTION 1.1 OFFICES. - The initial office of the corporation shall be located at 7601 Lewinsville Road, Suite 300, McLean, Virginia 22102. The corporation may have such offices and places of business within and/or without the State of Tennessee as the Board of Directors shall determine.


                           ARTICLE II - STOCKHOLDERS

     SECTION 2.1 PLACE OF MEETINGS. - Meetings of the stockholders may be held at such place or places within or without the State of Tennessee as shall be fixed by the Board of Directors and stated in the notice of the meeting.

     SECTION 2.2 ANNUAL MEETINGS. - An annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such times as the Board of Directors shall fix within thirteen (13) months of incorporation or the most recent annual meeting, whichever applies.

     SECTION 2.3 SPECIAL MEETINGS. - Special Meetings of stockholders for any purpose(s) may be called by the Board of Directors, and must be called at the written request, stating the purpose(s) of the meeting, of stockholders owning a majority of the stock then outstanding and entitled to vote.

     SECTION 2.4 NOTICES OF MEETINGS. - Notice stating the time and place, and in the case of a special meeting the purpose(s) thereof and by whom called, shall be delivered to each stockholder entitled to vote, not less than three nor more than ninety days prior to the meeting.
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     SECTION 2.5 QUORUM AND ACTION. - (a) At any duly held meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum, except as otherwise provided by law or the Charter.

     (b) A majority number of the votes cast at a duly held meeting of stockholders at which a quorum is present (stockholders represented by valid proxies shall be deemed present) shall be required to take or authorize action upon any matter which may properly come before the meeting, unless a greater vote, or voting by classes, is required by law or by the Charter or by these By-Laws on any question, and except that in election of directors those receiving the greatest number of votes shall be deemed elected even though not receiving a majority.

     SECTION 2.6 VOTING. - At each meeting of the stockholders, every holder of stock then entitled to vote may vote in person or by proxy and, except as may be otherwise provided by the Charter, shall have one vote for each share of stock registered in his name. No proxy shall be valid after eleven months from the date of its execution, unless a longer period is provided in the proxy.

     SECTION 2.7 ADJOURNED MEETINGS. - Any duly called meeting of stockholders may, by announcement thereat, be adjourned to a designated time (not more than ninety days later) and place by vote of the holders of a majority of the shares present and entitled to vote thereat, even though less than a quorum is so present. An adjourned meeting may reconvene as designated, and when a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 2.8 ACTION BY WRITTEN CONSENT IN LIEU OF MEETING OF STOCKHOLDERS. - See Section 6.6 of these By-Laws.


                            ARTICLE III - DIRECTORS
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     SECTION 3.1 NUMBER. - The number of directors comprising the Board of
Directors shall be no fewer than three. Said number may be changed from time to time by action of the Board of Directors. The newly elected director(s) shall hold office for the term of one year and until his or their successor(s) are elected and qualified. Directors need not be stockholders.

     SECTION 3.2 POWERS. - The management of all the business, property and affairs of the corporation shall be vested in the Board of Directors. The Board may exercise all of the powers of the corporation and do all lawful acts and things (including the adoption of such rules and regulations for the conduct of its business, the exercise of its powers, and the management of the corporation, as it may deem proper), consistent with the statute, the Charter, and these By-Laws, and not thereby conferred upon or reserved to the stockholders.

     SECTION 3.3 MEETINGS. - Each annual meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Regular meetings of the Board may be established by the Board. Special meetings of the Board may be called by the Chairman of the Board (if any), or his designee, and shall be called at the written request of not less than a majority of the directors. Meetings of the Board may be held at any place within or outside of the State of Tennessee.

     SECTION 3.4 QUORUM AND ACTION. - A majority of the Board of Directors shall constitute a quorum for the transaction of business. At any duly held meeting at which a quorum is present, the affirmative vote of no fewer than a majority of the directors present shall be the act of the Board of Directors on any question.

     SECTION 3.5 ACTION BY WRITTEN CONSENT IN LIEU OF MEETINGS OF DIRECTORS. - See Section 6.6 of these By-Laws.

     SECTION 3.6 VACANCIES. - Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote
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of a majority of the remaining directors, though less than a quorum.

     SECTION 3.7 REMOVAL. - Except where the Charter, or an amendment thereto, contains provisions authorizing cumulative voting or the election of one or more directors by class or their election by holders of bonds, or requires all action by stockholders to be by a greater vote, any one or more of the directors may be removed at any time for or without cause by vote of the stockholders holding no less than a majority of the outstanding stock of the corporation entitled to vote, present in person or by proxy, at a meeting the notice of which announces the intended removal.

     SECTION 3.8 COMMITTEES. - The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from its members any committee consisting of two or more directors, with such powers and authority (to the extent permitted by law) as may be provided in said resolution.


                             ARTICLE IV - OFFICERS

     SECTION 4.1 EXECUTIVE OFFICERS. - The executive officers of the corporation shall be a President, an Executive Vice President, Vice Presidents and a Secretary, all of whom shall be elected or appointed annually by the Board, and shall hold office during the pleasure of the Board. In addition, the Board may elect or appoint a Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, additional Vice Presidents and such assistant officers as it shall choose. Any two or more offices may be held by one person but no person shall execute any instrument in more than one capacity; provided, however, if a corporation has only one stockholder such stockholder may hold and
execute all offices.   All vacancies occurring among any of the officers shall
be filled by the Board. Any officer may be removed and/or replaced at any time by the Board.

     SECTION 4.2 OTHER OFFICERS. - The Board may appoint, remove and replace such other officers and agents with such powers
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and duties as it shall deem necessary. The Board may by resolution authorize the
President to appoint and remove such other officers and agents.

     SECTION 4.3 THE CHAIRMAN OF THE BOARD. - The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors, and of the stockholders if the directors so resolve, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors. In the absence of the Chairman, another Board member or officer so appointed by the Board shall preside at such meetings of the Board of Directors and/or stockholders.

     SECTION 4.4 THE CHIEF EXECUTIVE OFFICER. - The Chief Executive Officer shall have such general management and control of the business and affairs of the corporation as determined by the Board of Directors.

     SECTION 4.5 THE PRESIDENT. - The duties of the President shall be to manage the daily operations of the corporation under the direction of the Chief Executive Officer.

     SECTION 4.6 THE VICE PRESIDENT. - The Vice President, if any, or if there be more than one, the Executive Vice President as determined by the Board of Directors, shall in the absence or disability of the President, exercise the powers and perform the duties of the President, and each Vice President shall exercise such other powers and perform such other duties as shall be prescribed by the Board.

     SECTION 4.7 THE CHIEF FINANCIAL OFFICER. - The Chief Financial Officer, if any, shall have custody of all funds, securities and evidences of indebtedness of the corporation; he or she shall receive and give receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation, of whatever nature, upon maturity; he or she shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation, and he shall perform all other
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duties incident to the office of Chief Financial Officer and as may be prescribed by the Board.

     SECTION 4.8 THE SECRETARY. - The Secretary shall keep the minutes of all proceedings of the Board of Directors and of the stockholders; he shall attend to the giving and serving of all notices to the stockholders and directors or other notice required by law, or by these By-Laws; he shall affix the seal of the corporation to deeds, contracts and others instruments in writing requiring a seal, when duly signed or when so ordered by the Board of Directors; he shall have charge of the certificate books and stock books and such other books and papers as the Board may direct, and he shall perform all other duties incident to the office of secretary.

     SECTION 4.9 SALARIES. - The salaries of all officers, if any, shall be fixed by the Board of Directors, and the Board has the authority by majority vote to reimburse expenses and to establish reasonable compensation of all directors for services to the corporation as director, officers, or otherwise.


                           ARTICLE V - CAPITAL STOCK

     SECTION 5.1 FORM AND EXECUTION OF CERTIFICATES. - The shares of the corporation shall be represented by certificates which shall be in the form required by the laws of Tennessee and shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued; shall be signed by the Chief Executive Officer, President or the Executive Vice President and by the Secretary or an Assistant Secretary, and shall be sealed with the corporate seal or a facsimile thereof. When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.

     SECTION 5.2 TRANSFER. - Transfer of shares shall be made only upon the books of the corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares properly assigned for transfer.
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     SECTION 5.3 LOST OR DESTROYED CERTIFICATES. - The holder of any certificate representing shares of stock of the corporation may notify the corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board may require, to indemnify the corporation against loss or liability by reason of the issuance of such new certificate.

     SECTION 5.4 RECORD DATE - (a) In order to make a determination of stockholders for any proper purpose, the directors may close the stock transfer books for a stated period not to exceed fifty days; and if the purpose of the closing is to determine stockholders entitled to notice of or to vote at a meeting of stockholders, the books shall be closed for at least ten days immediately preceding such meetings.

     (b) In lieu of closing the books, the directors may fix in advance a record date for determination of stockholders for any proper purpose, such date to be not more than fifty days, and in case of a meeting of stockholders, not less than ten days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

     (c) In the absence of such closing or fixed record date, the date for determination of stockholders entitled (1) to notice of or to vote at a meeting of stockholders, or (2) to receive a dividend or any right, shall be the close of business on the day on which (i) notice of the meeting is mailed, or thirty days before the meeting, whichever is closer to the meeting, or (ii) the date the Board resolved to declare such dividend or allot such right.


                          ARTICLE VI - MISCELLANEOUS

     SECTION 6.1 DIVIDENDS. - The Board of Directors may declare dividends from time to time on the outstanding shares of
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the corporation from the surplus or net profits legally available therefor.

     SECTION 6.2 SEAL. - The Board shall provide a suitable corporate seal stating the corporate name, and state and year of incorporation, which shall be in the charge of the Secretary and/or General Counsel and shall be used as authorized by these By-Laws.

     SECTION 6.3 FISCAL YEAR. - The fiscal year of the corporation shall close annually on December 31.

     SECTION 6.4 CHECKS, NOTES, ETC. - (a) Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed in such manner as shall be determined by the Board.

     (b) The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner as may be determined from time to time by the Board.

     SECTION 6.5 NOTICE AND WAIVER OF NOTICE. - (a) Any notice of meetings required to be given under these By-Laws to stockholders and/or directors may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein.

     (b) All notices required by these By-Laws shall be printed or written and shall be delivered either personally, by telegraph or cable, or by mail, and, if mailed, shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholders or director at his address as it appears on the records of the corporation.

     SECTION 6.6 ACTION BY WRITTEN CONSENT IN LIEU OF MEETINGS. - Any action required or permitted to be taken at a meeting of the stockholders or of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to notice of or to vote with respect
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to the subject matter thereof, or by all of the members of the Board or of such committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote.


                             ARTICLE VII - BY-LAWS

     SECTION 7.1 AMENDMENTS. - These By-Laws may be altered, amended or repealed:

     (a) At any duly held stockholders' meeting by vote of the owners of no less than all of the outstanding stock, present in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting, and

     (b) At any regular or special meeting of the Board of Directors by a majority (unless the Articles of Incorporation require a larger vote) of the entire Board, but any By-Laws so made by the Board may be altered or repealed by the stockholders.


Adopted by the Board of Directors
By Unanimous Written Consent Without
A Meeting by Resolution dated
October 20, 1997.



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                                       Assistant Secretary